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As filed with the Securities and Exchange Commission on November 10, 2008.

Registration No. 333-

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-3
REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

ECOLAB INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	41-0231510 (I.R.S. Employer Identification Number)

370 Wabasha Street North
St. Paul, Minnesota 55102
(651) 293-2233
(Address, Including Zip Code, and Telephone Number, Including Area Code,
of Registrant's Principal Executive Offices)

Lawrence T. Bell, Esq.
General Counsel and Secretary
Ecolab Inc.
370 Wabasha Street North
St. Paul, Minnesota 55102
(651) 293-2981
(Name, Address, Including Zip Code, and Telephone Number,
Including Area Code, of Agent for Service)

Copy to:
Charles W. Mulaney, Jr., Esq. Skadden, Arps, Slate, Meagher & Flom LLP 333 West Wacker Drive Chicago, Illinois 60606 Telephone: (312) 407-0700 Fax: (312) 407-0401

         Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

         If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, check the following box.    ☐

         If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.    ☒

         If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

         If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

         If this form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.    ☒

         If this form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.    ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Unit	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee

Common Stock, par value $1.00 per share	(1)	(1)	(1)	$0(1)(2)

Rights to purchase Series A Junior Participating Preferred Stock(3)	N/A	N/A	N/A	N/A

(1)
An indeterminate aggregate initial offering price and number of shares of common stock of Ecolab Inc. is being registered as may from time to time be offered at indeterminate prices.
(2)
In accordance with Rules 456(b) and 457(r) under the Securities Act, the registrant is deferring payment of all of the registration fee.
(3)
One preferred share purchase right will attach to and trade with each common share. Those rights are also covered by this registration statement and the value attributed to them, if any, is reflected in the market price of Ecolab Inc. common stock.

Prospectus

Common Stock

        Henkel AG & Co. KGaA and one of its subsidiaries, Henkel Corporation (together, the "Henkel selling stockholders"), may offer shares of our common stock from time to time, in one or more offerings. We will provide the specific terms of any offering and the common stock in supplements to this prospectus. Any prospectus supplement may also add, update or change information contained in this prospectus. You should read this prospectus and any accompanying prospectus supplement carefully before you make your investment decision.

        Any Henkel selling stockholder may offer and sell the common stock on an immediate or delayed basis directly to investors or through underwriters, dealers or agents, or through a combination of these methods.

        This prospectus may not be used to sell securities unless accompanied by a prospectus supplement which will describe the method and terms of the offering. Our common stock is listed on the New York Stock Exchange under the trading symbol "ECL". Each prospectus supplement will indicate if the securities offered thereby will be listed on any securities exchange.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is November 10, 2008.

 TABLE OF CONTENTS

About This Prospectus	1
Where You Can Find More Information	1
Forward-Looking Statements	2
Ecolab Inc.	3
Use of Proceeds	3
Description of Common Stock	3
Legal Matters	9
Independent Registered Public Accounting Firm	9

i

 ABOUT THIS PROSPECTUS

        Unless otherwise stated or the context otherwise requires, references in this prospectus to "Ecolab," "we," "our," "us" or similar references are to Ecolab Inc. and its consolidated subsidiaries.

        This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (the "SEC"), using a "shelf" registration process. Under this shelf registration process, the Henkel selling stockholders may, from time to time, sell our common stock as described in this prospectus and any accompanying prospectus supplement in one or more offerings. This prospectus provides you with a general description of the common stock that the Henkel selling stockholders may offer. Each time the Henkel selling stockholders sell common stock, a prospectus supplement containing specific information about the terms of that offering, including the specific amounts, prices and terms of the common stock offered will be provided. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with additional information described under the heading "Where You Can Find More Information."

        You should rely only on the information contained or incorporated by reference in this prospectus and any prospectus supplement. We have not authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. Neither Ecolab nor any Henkel selling stockholder is making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information in this prospectus is accurate only as of any date other than the date of this prospectus.

WHERE YOU CAN FIND MORE INFORMATION

        We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any reports, statements or other information we file with the SEC, including the registration statement of which this prospectus is a part, at the SEC's Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information about the operation of the SEC Public Reference Room in Washington, D.C. by calling the SEC at (800) 732-0330. Our filings are also available to the public from the website maintained by the SEC at http://www.sec.gov. Our common stock is listed and traded on the New York Stock Exchange (the "NYSE") under the trading symbol "ECL". Our reports, proxy statements and other information can also be read at the offices of the NYSE, 20 Broad Street, New York, New York 10005.

        The SEC's rules allow us to "incorporate by reference" information into this prospectus, which means that we can disclose important information to you by referring you to other documents that Ecolab has filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus. Information that Ecolab files later with the SEC will automatically update and supersede the information contained in documents filed earlier with the SEC or contained in this prospectus. We incorporate by reference into this prospectus the documents listed below and any future filings made by us with the SEC under Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, after the initial filing of this registration statement that contains this prospectus and prior to the time that we sell all of the securities offered by this prospectus:

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  our Annual Report on Form 10-K for the year ended December 31, 2007;

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  our Quarterly Reports on Form 10-Q for the quarter ended September 30, 2008, June 30, 2008 and March 31, 2008;

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  our Current Reports on Form 8-K, filed on August 4, 2008, July 3, 2008, May 5, 2008, March 20, 2008, February 21, 2008 and February 8, 2008; and

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  The description of Ecolab's common stock, preferred stock and preferred stock purchase rights contained in Ecolab's registration statements on Form 8-A, including any amendments or reports filed for the purpose of updating these descriptions.

        You may obtain copies, without charge, of documents incorporated by reference in this prospectus by requesting them in writing or by telephone from us as follows:

Ecolab Inc.
370 Wabasha Street North
St. Paul, Minnesota 55102
Attn: Corporate Secretary
Telephone: (651) 293-2233
 www.ecolab.com/investor

        Exhibits to the filings will not be sent, unless those exhibits have been specifically incorporated by reference in this prospectus.

        General information about Ecolab, including our annual report on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K, as well as any amendments and exhibits to those reports, are available free of charge through our website at http://www.ecolab.com as soon as reasonably practicable after we file them with, or furnish them to, the SEC. Information on our website is not incorporated into this prospectus or our other securities filings and is not a part of these filings.

FORWARD-LOOKING STATEMENTS

        The Private Securities Litigation Reform Act of 1995 provides a safe harbor for forward-looking statements. This prospectus, and the documents incorporated herein by reference, may contain "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended (the "Securities Act"), and Section 21E of the Securities Exchange Act of 1934, as amended. Additionally, we or our representatives may, from time to time, make other written or verbal forward-looking statements. In this prospectus, and the documents incorporated by reference herein, we discuss expectations regarding our business, financial condition and results of operations. Without limiting the foregoing, words or phrases such as "will likely result," "are expected to," "will continue," "is anticipated," "we believe," "estimate," "project" (including the negative or variations thereof) or similar terminology, generally identify forward-looking statements. Forward-looking statements may also represent challenging goals for us. As such, they are based on current expectations and are subject to certain risks and uncertainties. We caution that undue reliance should not be placed on such forward-looking statements which speak only as of the date made. In order to comply with the terms of the safe harbor, we identify for investors important factors which could affect our financial performance and could cause actual results for future periods to differ materially from the anticipated results or other expectations expressed in the forward-looking statements.

        Some of the factors which could cause results to differ from those expressed in any forward-looking statement are set forth under Item 1A in our most recent Form 10-K and subsequent reports on Forms 10-Q, each of which is incorporated by reference herein, and include:

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  the vitality of the markets we serve;

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  the impact of economic factors, such as the worldwide economy, interest rates and foreign currency exposure;

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  our ability to develop competitive advantages through innovation;

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  fluctuations in raw material costs;

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  restraints on pricing flexibility due to contractual obligations;

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  pressure on operations from consolidation of customers, vendors or competitors;

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  the impact of acquisitions, divestitures and investments to develop business systems or to optimize our business structure;

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  changes in regulations or accounting standards;

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  the costs and effects of complying with laws and regulations relating to the environment and to the manufacture, storage, distribution, sale and use of our products;

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  the occurrence of litigation or claims, acts of war, terrorism, severe weather or public health epidemics;

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  the loss or insolvency of a major customer, supplier or distributor;

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  our ability to attract and retain high caliber management talent; and

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  other uncertainties or risks reported from time to time in our reports to the SEC.

        You should carefully consider all of the information in or incorporated by reference in this prospectus and any accompanying prospectus supplement prior to investing in our securities. Additional risk factors may be included in a prospectus supplement relating to a particular offering of common stock. Except as may be required under applicable law, we undertake no duty to update our forward-looking statements.

ECOLAB INC.

        We develop and market premium products and services for the hospitality, foodservice, healthcare and industrial markets. We provide cleaning and sanitizing products and programs, as well as pest elimination, maintenance and repair services primarily to hotels and restaurants, healthcare and educational facilities, quick-service (fast-food and other convenience store) units, grocery stores, commercial and institutional laundries, light industry, dairy plants and farms, food and beverage processors and the vehicle wash industry. A strong commitment to customer support is a distinguishing characteristic of our business.

        The address of our principal executive offices is 370 Wabasha Street North, St. Paul, Minnesota 55102 and our telephone number at our principal executive offices is (651) 293-2233.

USE OF PROCEEDS

        We will not receive any proceeds from sales of our common stock by the Henkel selling stockholders.

DESCRIPTION OF COMMON STOCK

        The following description of certain terms of our common stock does not purport to be complete and is qualified in its entirety by reference to our restated certificate of incorporation, our by-laws, the certificate of designation, preferences and rights of our Series A Junior Participating Preferred Stock and the applicable provisions of the Delaware General Corporation Law. Our restated certificate of incorporation, our by-laws and the certificate of designation, preferences and rights of Series A Junior Participating Preferred Stock have been filed as exhibits to the registration statement of which this prospectus is a part. For more information on how you can obtain these documents, see "Where You Can Find More Information" on page 1. We urge you to read our restated certificate of incorporation, our by-laws and the certificate of designation, preferences and rights of Series A Junior Participating Preferred Stock in their entirety.

Authorized Capital Stock

        Our restated certificate of incorporation provides that we are authorized to issue 415,000,000 shares of capital stock, consisting of 400,000,000 shares of common stock, par value $1.00 per share, and 15,000,000 shares of preferred stock, no par value per share.

Common Stock

        The holders of common stock are entitled to one vote for each share held of record on all matters submitted to a vote of stockholders. Subject to preferences which may be applicable to any outstanding preferred stock, holders of common stock are entitled to receive ratably such dividends as may be declared by the board of directors out of funds legally available therefor. In the event of our liquidation or dissolution, holders of common stock are entitled to share ratably in all assets remaining after payment of liabilities and the liquidation preference of any outstanding preferred stock.

        Holders of common stock have no preemptive rights and have no rights to convert their common stock into any other securities. Our common stock is not redeemable. Stockholders do not have the right to cumulate their vote in the election of directors and, accordingly, the holders of more than 50% of the outstanding shares of common stock can elect all the directors in the class up for election.

Preferred Stock

        Our board of directors is authorized without further action of the stockholders to issue preferred stock in one or more series and may fix the designations and the powers, preferences and rights of the preferred stock. No class of preferred stock is currently outstanding. 400,000 shares of Series A Junior Participating Preferred Stock have been reserved for issuance pursuant to the terms of a Rights Agreement between Ecolab and Computershare Investor Services, LLC, as Rights Agent, dated as of February 24, 2006, as the same may be amended from time to time, in connection with the rights described below.

Rights

        On February 24, 2006, our board of directors adopted a Rights Agreement. As part of the Rights Agreement, our board of directors declared a dividend of one right for each share of our common stock outstanding on March 13, 2006, and also authorized the issuance of one right for each share of our common stock issued after March 13, 2006, until the occurrence of certain events.

        The Rights Agreement provides for one right to attach to each share of our common stock. Upon the occurrence of certain events, each right entitles the holder to purchase from us a unit consisting of one one-thousandth of a share of Series A Junior Participating Preferred Stock at a purchase price of $135 per unit. Initially the rights attach to all common stock certificates and no separate rights certificates will be distributed. The rights will separate from the common stock and a distribution date will occur upon the earlier of:

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  10 business days following a public announcement that a person or group of affiliated persons (an "Acquiring Person") has acquired beneficial ownership of 15% or more of the outstanding shares of our common stock (the "Stock Acquisition Date");

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  10 business days following the commencement of a tender offer that would result in a person or group beneficially owning 15% or more of the outstanding shares of our common stock; or

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  10 business days following a determination by our board of directors that a person or group of affiliated persons has acquired beneficial ownership of more than 10% of the outstanding shares of our common stock and such beneficial ownership (a) is intended to cause us to repurchase such common stock or to cause pressure on Ecolab to take action to provide such person with short-term financial gain under circumstances where the board of directors determines that the best long-term interests of Ecolab would not be served by taking such action or (b) causes a material adverse impact on our business.

        The rights are not exercisable until the distribution date and will expire at the close of business on March 10, 2016. In the event any non-exempt person or group becomes (i) an Acquiring Person (except (a) when the acquisition is made pursuant to a tender offer for all outstanding shares at a price determined by a majority of the members of the board of directors, excluding any members of the board of directors who are also officers of Ecolab, to be fair and otherwise in our best interests and the best interests of our stockholders or (b) for persons stating in their required filings with the SEC that they do not intend to control or influence Ecolab and certifying that they became an Acquiring Person inadvertently) or (ii) an Adverse Person (either such event, a "Triggering Event"), each holder of a right will have the right to receive, upon exercise, common stock having a value equal to two times the exercise price of the right; except that the rights held by a non-exempt person or group become null and void upon the occurrence of a Triggering Event.

        In the event that we are acquired in a merger or other business combination, in certain circumstances each holder of a right will be entitled to receive, upon the exercise thereof, that number of shares of common stock of the acquiring company having a market value of two times the exercise price of the rights.

        At any time until 10 days following the Stock Acquisition Date or the expiration date of the rights, we may redeem the rights at a price of $0.01 per right.

        The rights have certain anti-takeover effects. The rights will cause substantial dilution to a person or group that attempts to acquire Ecolab on terms not approved by our board of directors. The rights should not interfere with any merger or other business combination approved by our board of directors since the board of directors may, at its option, at any time until 10 business days following the Stock Acquisition Date, redeem all, but no less than all, of the then outstanding rights at the applicable redemption price.

        The foregoing summary of the rights does not purport to be complete and is qualified in its entirety by reference to the Rights Agreement and the exhibits thereto, a copy of which has been filed as an exhibit to the registration statement of which this prospectus is a part.

Certain Anti-takeover Matters

Classification of Board of Directors

        Our restated certificate of incorporation provides that the number of directors shall be fixed from time to time exclusively by majority vote of the board of directors. The number of directors of Ecolab is currently fixed at 10, and the directors are divided into three classes as nearly equal in number as possible.

Removal of Directors

        Our restated certificate of incorporation provides that directors may be removed as permitted under Delaware law, which provides that for a classified board of directors, stockholders may effect removal of the directors only for cause.

Amendment of Restated Certificate of Incorporation

        Our restated certificate of incorporation may be amended by the affirmative vote of the holders of a majority of the voting rights of all classes of stock entitled to vote. However:

  •
  unless unanimously approved by the board of directors, any amendment to the "business combination" provisions described below requires the approval of the holders of 80% of the voting rights of all classes of stock entitled to vote; and

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  any amendment that would materially alter or change the powers, preferences or special rights of the Series A Junior Participating Preferred Stock requires the approval of the holders of a majority of shares of such stock, voting separately as a class.

Amendment of By-Laws

        Our restated certificate of incorporation provides that our by-laws may be amended by the vote of a majority of the board of directors.

Special Meetings of Stockholders

        Our by-laws provide that special meetings of the stockholders may be called by the board of directors or the chairman of the board, or at the written request of the holders of at least 80% of the outstanding voting power of Ecolab capital stock.

Advance Notice Requirements of Stockholder Nominations and Proposals

        Our by-laws impose an advance notice requirement in relation to stockholder proposals, including director nomination proposals, for business to be brought before an annual meeting. To be timely, the notice must be delivered to or mailed and received at Ecolab's principal executive offices not less than 90 days nor more than 135 days prior to the first anniversary of the preceding year's annual meeting. However, if the actual date of the annual meeting is more than 30 days before or after that anniversary date, then notice must be so received not later than the close of business on the 10th day following the day on which notice of the annual meeting date was mailed or publicly disclosed, whichever first occurs. The notice must include certain information about the stockholder, any person acting in concert, or in a control relationship, with such stockholder and any proposed director nominee, including stock ownership and employment information and a description of arrangements among such persons pursuant to which the nomination is made.

Limitation of Personal Liability of Directors

        Under Delaware law, a certificate of incorporation may, subject to certain limitations, contain a provision limiting or eliminating a director's personal liability to the corporation or its stockholders for monetary damages for a director's breach of fiduciary duty. Our restated certificate of incorporation provides that none of our directors shall be personally liable to Ecolab or its stockholders for monetary damages for breach of fiduciary duty in his or her capacity as such, except to the extent provided by applicable law for:

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  any breach of the duty of loyalty;

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  acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

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  unlawful payment of dividends or unlawful stock repurchases as set forth in Section 174 of the Delaware General Corporation Law; or

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  any transaction from which the director derived an improper personal benefit.

Indemnification of Directors, Officers and Employees

        Our by-laws require us to indemnify and hold harmless, to the fullest extent permissible under Delaware law, any person who was or is a party to, or is threatened to be made a party to, any action, suit or proceeding, whether civil, criminal, administrative or investigative in nature, by reason of the fact that he or she

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  is or was a director or officer of Ecolab; or

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  while a director or officer of Ecolab is or was serving at the request of Ecolab as a director, officer, employee or agent of another corporation or as its representative in another enterprise.

        This indemnification obligation covers all expenses, including attorneys' fees, and all judgments, fines and amounts paid in settlement actually and reasonably incurred by the director or officer in connection with the matter. Our by-laws permit, but do not require, that similar indemnification be extended to our employees.

        We also carry directors' and officers' liability insurance which protects each director or officer from certain claims and suits, including stockholder derivative suits, even where the director may be determined to not be entitled to indemnification under Delaware law, and claims and suits arising under federal securities laws. The policy may also afford coverage under circumstances where the facts do not justify a finding that the director or officer acted in good faith and in a manner that was in, or not opposed to, the best interests of Ecolab.

        We have also entered into indemnification agreements with each of our directors. These agreements provide for the prompt indemnification "to the fullest extent permitted by law" and for the prompt advancement of expenses, including attorneys' fees and other costs, expenses and obligations paid or incurred in connection with investigating, defending, being a witness or participating in (including on appeal) any threatened, pending or completed action, suit or proceeding related to the fact that such director:

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  is or was a director, officer, employee, trustee, agent or fiduciary of Ecolab; or

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  is or was serving at the request of Ecolab as a director, officer, employee, trustee, agent or fiduciary of another corporation, partnership, joint venture, employee benefit plan trust or other enterprise, or by reason of anything done or not done by a director in any such capacity.

        These agreements further provide that we have the burden of proving that a director is not entitled to indemnification in any particular case.

        Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling Ecolab pursuant to the provisions described above, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Business Combinations

        Article VI of our restated certificate of incorporation requires the approval of the holders of at least 80% of the outstanding shares of our common stock entitled to vote in order to complete a "business combination" with, or proposed by or on behalf of, any "interested stockholder," any affiliate or associate of an interested stockholder or any person who thereafter would be an affiliate or associate of an interested stockholder.

        An "interested stockholder" is any person who:

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  beneficially owns, directly or indirectly, more than 10% of the voting power of Ecolab's outstanding voting stock;

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  is an affiliate of Ecolab and at any time within the two-year period immediately prior to the date in question beneficially owned, directly or indirectly, more than 10% of the voting power of Ecolab's then outstanding voting stock; or

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  is an assignee of or has otherwise succeeded to any shares of voting stock which were at any time within the two-year period immediately prior to the date in question beneficially owned by an interested stockholder, if such assignment or succession occurred in the course of a transaction or series of transactions not involving a public offering within the meaning of the Securities Act.

        A "business combination" includes certain transactions with or proposed by or on behalf of an interested stockholder or related parties, including, among others:

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  a merger or consolidation of Ecolab or any subsidiary;

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  the sale or disposition by Ecolab or any subsidiary of any assets or securities having an aggregate fair market value of $10 million or more;

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  the adoption of any plan or proposal for the liquidation or dissolution of Ecolab proposed by or on behalf of an interested stockholder or any affiliate of an interested stockholder; or

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  any reclassification of securities, recapitalization, merger or other transaction with the effect, directly or indirectly, of increasing an interested stockholder's proportionate share of the outstanding capital stock of Ecolab or a subsidiary.

        The 80% voting requirement will not apply if certain fair price criteria and procedural requirements are satisfied, or if the transaction is approved by a majority of our directors who are unaffiliated with the interested stockholder or were directors before the interested stockholder became an interested stockholder and any successor of any such director, while such successor is a member of the board, who is unaffiliated with the interested stockholder and is recommended or elected to succeed by a majority of such directors.

        The business combination provisions of our restated certificate of incorporation are intended to prevent certain of the potential inequities of business combinations that are part of "two-step" transactions. In the absence of such provisions, a purchaser who acquired control of Ecolab could subsequently, by virtue of such control, force the remaining stockholders to sell or exchange their shares at a price that would not reflect any premium such purchaser may have paid in order to acquire its controlling interest. Such provisions may also discourage the accumulation of large blocks of our stock which could be disruptive to the stability of our important relationships with our employees, customers and the communities that it serves. Such an accumulation could precipitate a change of control of Ecolab on terms unfavorable to our other stockholders.

        The business combination provisions of our restated certificate of incorporation may render more difficult or discourage a merger with or takeover of Ecolab, the acquisition of control of Ecolab by a large stockholder and the removal of incumbent management. Such provisions would also discourage some takeover attempts by persons who intend to acquire Ecolab in two steps and eliminate remaining stockholder interests by means of a business combination involving less consideration per share than the acquirer would propose to pay for its initial interest in Ecolab equal to or greater than 10% (but less than 100%) of the outstanding voting stock of Ecolab. To the extent that this provision discourages certain business combinations, our stockholders may be deprived of higher market prices for their stock that often prevail as a result of such events.

        In addition, our restated certificate of incorporation does not include a provision opting out of Section 203 of the Delaware General Corporation Law, Delaware's anti-takeover statute. Consequently, Section 203 applies to Ecolab and prohibits us from engaging in a transaction involving a sale of assets to or a merger or consolidation with an "interested stockholder," as defined under Section 203, for a period of three years following the date of the transaction in which the stockholder became an "interested stockholder" unless that transaction was approved in a prescribed manner.

Listing

        Our common stock is listed and traded on the NYSE under the symbol "ECL".

Transfer Agent and Registrar

        The transfer agent and registrar for our common stock is Computershare Trust Company, N.A. Its address for general inquiries is 250 Royall Street, Canton, Massachusetts 02021, and its toll-free number is (800) 322-8325.

LEGAL MATTERS

        Certain legal matters with respect to the securities offered by this prospectus and any prospectus supplement will be passed upon for us by Skadden, Arps, Slate, Meagher & Flom LLP and Lawrence T. Bell, Esq., General Counsel and Secretary of Ecolab. Mr. Bell beneficially owns or has rights to acquire an aggregate of less than 0.25% of Ecolab common stock. If legal matters in connection with offerings made by this prospectus and any prospectus supplement are passed on by counsel for any underwriters or agents or by the Henkel selling stockholders, if any, that counsel will be named in the applicable prospectus supplement.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        The financial statements and management's assessment of the effectiveness of internal control over financial reporting (which is included in "Management's Report on Internal Control over Financial Reporting") incorporated in this prospectus by reference to Ecolab's Annual Report on Form 10-K for the year ended December 31, 2007, have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

        With respect to the unaudited financial information of Ecolab Inc. for the quarterly periods ended March 31, 2008, June 30, 2008 and September 30, 2008, incorporated by reference in this prospectus, PricewaterhouseCoopers LLP reported that they have applied limited procedures in accordance with professional standards for a review of such information. However, their separate report dated (i) April 24, 2008 with respect to the quarterly period ended March 31, 2008 (ii) July 24, 2008 with respect to the quarterly period ended June 30, 2008, and (iii) October 23, 2008 with respect to the quarterly period ended September 30, 2008, each of which is incorporated by reference herein, states that they did not audit and they do not express an opinion on that unaudited financial information. Accordingly, the degree of reliance on their report on such information should be restricted in light of the limited nature of the review procedures applied. PricewaterhouseCoopers LLP is not subject to the liability provisions of Section 11 of the Securities Act of 1933 for their report on the unaudited financial information because those reports are not "reports" or "parts" of the registration statement prepared or certified by PricewaterhouseCoopers LLP within the meaning of Sections 7 and 11 of the Act.

 PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.    Other Expenses of Issuance and Distribution.

        The following table sets forth the expenses payable by us in connection with the issuance and distribution of the common stock being registered hereby. Underwriting discounts and commissions will be paid by the Henkel selling stockholders.

SEC Registration Fee	$	*
Printing and Engraving Fees and Expenses		**
Accounting Fees and Expenses		**
Legal Fees		**
Miscellaneous		**
Total Expenses	$	**

    *
    The registrant is deferring payment of the registration fee in reliance on Rule 456(b) and Rule 457(r) under the Securities Act.

    **
    An estimate of the aggregate expenses in connection with the sale and distribution of the securities being offered will be included in the applicable prospectus supplement.

Item 15.    Indemnification of Directors and Officers.

        Subsection (a) of Section 145 of the General Corporation Law of Delaware empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), by reason of the fact that such person is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe such person's conduct was unlawful.

        Subsection (b) of Section 145 empowers a corporation to indemnify any person who was or is a party or threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person acted in any of the capacities set forth above, against expenses actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted under similar standards, except that no indemnification may be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which the action or suit was brought shall determine that, despite the adjudication of liability, the person is fairly and reasonably entitled to indemnity for the expenses which the court shall deem proper.

        Section 145 further provides that, to the extent a director or officer of a corporation has been successful in the defense of any action, suit or proceeding referred to in subsections (a) and (b) or in the defense of any claim, issue or matter therein, the person shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred in connection therewith; that indemnification provided for by Section 145 shall not be deemed exclusive of any other rights to which the indemnified party may be entitled; and that the scope of indemnification extends to directors, officers, employees or agents of a constituent corporation absorbed in a consolidation or merger and persons serving in that capacity at the request of the constituent corporation for another. Section 145 also empowers the corporation to purchase and maintain insurance on behalf of a director or officer of the corporation against any liability asserted against or incurred by the person in any such capacity or arising out of the person's status as such, whether or not the corporation would have the power to indemnify the person against such liabilities under Section 145, including liabilities under the Securities Act.

        Article V of Ecolab's By-Laws, as amended, provides for indemnification of Ecolab's officers and directors to the full extent allowed by Delaware law.

        In addition, Article IV of Ecolab's Restated Certificate of Incorporation provides that Ecolab's directors do not have personal liability to Ecolab or its stockholders for monetary damages for any breach of their fiduciary duty as directors, except (1) for a breach of the duty of loyalty, (2) for acts or omissions not in good faith or which involve intentional misconduct or knowing violation of the law, (3) for willful or negligent violations of certain provisions under the General Corporation Law of Delaware imposing certain requirements with respect to stock repurchases, redemptions and dividends, or (4) for any transaction from which the director derived an improper personal benefit. Subject to these exceptions, under Article IV, directors do not have any personal liability to Ecolab or its stockholders for any violation of their fiduciary duty.

        Ecolab has directors and officers liability insurance which protects each director or officer from certain claims and suits, including stockholder derivative suits, even where the director may be determined to not be entitled to indemnification under the General Corporation Law of Delaware and claims and suits arising under the Securities Act. The policy may also afford coverage under circumstances where the facts do not justify a finding that the director or officer acted in good faith and in a manner that was in or not opposed to the best interests of Ecolab.

        Ecolab has entered into indemnification agreements with each of its directors. These indemnification agreements provide for the prompt indemnification "to the fullest extent permitted by law" and for the prompt advancement of expenses, including attorneys' fees and other costs, expenses and obligations paid or incurred in connection with investigating, defending, being a witness or participating in (including on appeal) any threatened, pending or completed action, suit or proceeding related to the fact that the director is or was a director, officer, employee, trustee, agent or fiduciary of Ecolab or is or was serving at the request of Ecolab as a director, officer, employee, trustee, agent or fiduciary of another corporation, partnership, joint venture, employee benefit plan trust or other enterprise, or by reason of anything done or not done by a director in any such capacity. The indemnification agreements further provide that Ecolab has the burden of proving that a director is not entitled to indemnification in any particular case.

        The foregoing represents a summary of the general effect of the General Corporation Law of Delaware, Ecolab's By-Laws, as amended, and Restated Certificate of Incorporation, Ecolab's directors and officers liability insurance coverage and the indemnification agreements for purposes of general description only.

Item 16.    List of Exhibits.

        A list of exhibits filed herewith is contained in the index to exhibits that immediately precedes such exhibits and is incorporated herein by reference.

Item 17.    Undertakings.

        The undersigned registrant hereby undertakes:

          (a)   To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

              (i)  to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

             (ii)  to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

            (iii)  to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs (i), (ii) and (iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

          (b)   That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (c)   To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (d)   That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

              (i)  Each prospectus filed by a registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

             (ii)  Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

          (e)   That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the registrant undertakes that in a primary offering of securities of the registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

              (i)  Any preliminary prospectus or prospectus of the registrant relating to the offering required to be filed pursuant to Rule 424;

             (ii)  Any free writing prospectus relating to the offering prepared by or on behalf of the registrant or used or referred to by the registrant;

            (iii)  The portion of any other free writing prospectus relating to the offering containing material information about an undersigned registrant or its securities provided by or on behalf of an undersigned registrant; and

            (iv)  Any other communication that is an offer in the offering made by an undersigned registrant to the purchaser.

          (f)    That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (g)   Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, that the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

 SIGNATURES

        Pursuant to the requirements of the Securities Act, Ecolab Inc. certifies that it has reasonable ground to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of St. Paul, State of Minnesota, on November 10, 2008.

ECOLAB INC.
By:	/s/ DOUGLAS M. BAKER, JR.
Name:	Douglas M. Baker, Jr.
Title:	Chairman of the Board, President and Chief Executive Officer

        Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities indicated on this 10th day of November, 2008.

Signature	Title

/s/ DOUGLAS M. BAKER, JR. Douglas M. Baker, Jr.	Chairman of the Board, President and Chief Executive Officer (principal executive officer) and Director
/s/ STEVEN L. FRITZE Steven L. Fritze	Chief Financial Officer (principal financial officer)
/s/ JOHN J. CORKREAN John J. Corkrean	Vice President and Corporate Controller (principal accounting officer)

                /s/ SARAH Z. ERICKSON
Sarah Z. Erickson, as attorney-in-fact for Barbara J. Beck, Les S. Biller, Richard U. De Schutter, Jerry A. Grundhofer, Joel W. Johnson, Jerry W. Levin, Robert L. Lumpkins, Beth M. Pritchard and John J. Zillmer.	Directors

 EXHIBIT INDEX

Exhibit No.	Description of Exhibits
1.1	Form of Underwriting or Distribution Agreement*
3.1	Restated Certificate of Incorporation of Ecolab Inc., dated as of February 27, 2006, effective as of March 13, 2006 (incorporated by reference to Exhibit (3)A of our Form 10-K Annual Report for the year ended December 31, 2005)
3.2	Certificate of Designation, Preferences and Rights of Series A Junior Participating Preferred Stock of Ecolab Inc., dated as of February 27, 2006, effective as of March 13, 2006 (incorporated by reference to Exhibit (3)C of our Form 10-K Annual Report for the year ended December 31, 2005)
3.3	Ecolab Inc. By-Laws, as amended through August 1, 2008**
4.1	Form of Common Stock certificate (incorporated by reference to Exhibit (4)B of our Form 10-K Annual Report for the year ended December 31, 2006)
4.2	Rights Agreement, dated as of February 24, 2006, between Ecolab Inc. and Computershare Investor Services, LLC, as Rights Agent, which includes the following exhibits thereto: (i) Exhibit A—Form of Certificate of Designation, Preferences and Rights of Series A Junior Participating Preferred Stock and (ii) Exhibit B—Form of Rights Certificate (incorporated by reference to Exhibit (4)C of our Form 10-K Annual Report for the year ended December 31, 2005)
4.3	Second Amended and Restated Stockholder's Agreement between Henkel KGaA and Ecolab Inc., dated November 30, 2001 (incorporated by reference to Exhibit (4) to our Form 8-K dated November 30, 2001)
4.4	Amendment No. 1 to Second Amended and Restated Stockholder's Agreement, dated November 10, 2008, between Henkel KGaA and Ecolab Inc.**
5.1	Opinion and Consent of Lawrence T. Bell, Esq., General Counsel and Secretary of the Company**
15.1	Letter regarding unaudited interim financial information**
23.1	Consent of PricewaterhouseCoopers LLP, an independent registered public accounting firm**
23.2	Consent of Lawrence T. Bell, Esq., General Counsel and Secretary of the Company (included in Exhibit 5.1)
24.1	Powers of Attorney**

*
To be filed by amendment hereto or pursuant to a Current Report on Form 8-K to be incorporated herein by reference

**
Filed herewith

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Common Stock
TABLE OF CONTENTS
ABOUT THIS PROSPECTUS
WHERE YOU CAN FIND MORE INFORMATION
FORWARD-LOOKING STATEMENTS
ECOLAB INC.
USE OF PROCEEDS
DESCRIPTION OF COMMON STOCK
LEGAL MATTERS
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
PART II INFORMATION NOT REQUIRED IN PROSPECTUS
  Item 14. Other Expenses of Issuance and Distribution.
  Item 15. Indemnification of Directors and Officers.
  Item 16. List of Exhibits.
  Item 17. Undertakings.
SIGNATURES
EXHIBIT INDEX